UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 4, 2007

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama			35203
(Address of principal executive offices)			(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Energen Resources Corporation, the oil and gas exploration and production subsidiary of Energen Corporation, has filed requests with the Alabama Oil and Gas Board to approve exceptional 320-acre wildcat drilling units for three proposed wells, one in Greene County and two in Bibb County. The requests are associated with Energen Resources’ previously announced plans to pursue, in conjunction with Chesapeake Energy Corporation, a 5- to 10-well test program on the companies’ joint acreage position in Alabama shales. The requests are included on the Alabama Oil and Gas Board’s December 12, 2007, meeting agenda.

The Company is filing this Form 8-K to acknowledge that the test program permitting process has begun. The Company considers the shale test program to be part of its normal course of business and, as such, does not intend to make routine disclosures regarding future permit requests and other related filings with the Alabama Oil and Gas Board.

The information provided in this Form 8-K is furnished to, but not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

December 4, 2007	By	/s/ Charles W. Porter, Jr
Charles W. Porter, Jr. Vice President, Chief Financial Officer and Treasurer of Energen Corporation